Exhibit 10.1

First Amendment to the Employment Agreement of Timothy M. Armstrong

THIS FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT (the “Amendment”), by and between AOL Inc., a Delaware corporation and the successor in interest to AOL LLC (the “Company”) and Timothy M. Armstrong (“Executive”) is made and entered into as of December 15, 2009.

WHEREAS, Executive, AOL LLC (the Company’s predecessor in interest) and Time Warner Inc. (“Time Warner”) previously entered into an employment agreement dated as of March 12, 2009 and effective as of April 7, 2009 (the “Employment Agreement”); and

WHEREAS, effective upon the consummation of the Company’s legal and structural separation from Time Warner on December 9, 2009 (the “Spin-Off”), the Company, as successor in interest, assumed all of AOL LLC’s obligations under the Employment Agreement and Time Warner ceased to have any obligations thereunder; and

WHEREAS, Executive and the Company desire to amend the Employment Agreement to reflect that the Company has agreed to grant to Executive an award of stock options and restricted stock units that is in lieu of the award Executive would otherwise have received from Time Warner in 2010 under Section 3.3.1 of the Employment Agreement if the Spin-Off had not occurred.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

1. Section 3.3.1 of the Employment Agreement is deleted in its entirety and replaced with the following new Section 3.3.1:

Subject to your continued employment with the Company on such date, effective as of January 4, 2010, the Company will grant you: (i) an option under the Company’s 2010 Stock Incentive Plan (the “SIP”) to purchase that number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) as is determined by dividing (x) $5 million by the product of (A) the “Fair Market Value” (as defined in the SIP) of a share of Common Stock on January 4, 2010 and (B) 0.3, with a per share exercise price equal to the Fair Market Value of a share of Common Stock as of the date of grant (the “Replacement Option”), and (ii) an award of that number of restricted stock units under the SIP as is determined by dividing (x) $5 million by (y) the Fair Market Value of a share of Common Stock on January 4, 2010 (the “Replacement RSUs, and, together with the Replacement Option, the “Replacement Grants”). The vesting of the Replacement Grants will be as follows: (a) the Replacement RSUs will become vested 50% on each of the first and second anniversaries of the date of grant and will be settled within 30 days following the relevant vesting date, and (b) the Replacement Option will become vested and exercisable in eight equal quarterly installments, to be fully vested and exercisable on the second anniversary of the date of grant. Except as specifically set forth in this Agreement, including, without limitation, the provisions set forth in Section 7.2.2.2, in order for the Replacement Grants to vest, you will be required to remain continuously employed by the Company or any affiliate thereof until the relevant vesting date, and in the event that you cease to be employed by the Company or any of its affiliates prior to the relevant vesting date, any unvested Replacement Grants will be immediately forfeited and you will be entitled to no further payment or benefits with respect thereto.

2. Governing Law. This Amendment shall be governed by and construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in New York.

3. Counterparts. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

4. Entire Agreement. The Employment Agreement (as amended by this Amendment) contains the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, written or oral, between the parties with respect thereto.

5. Employment Agreement Terms. Except as provided in this Amendment, all terms and conditions of the Employment Agreement shall remain in effect and shall not be altered by this Amendment.

[Signature page to Amendment follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first written above.

AOL INC.

/s/ Dave Harmon
Name:	Dave Harmon
Title:	Executive Vice President, Human Resources

/s/ Timothy M. Armstrong
Timothy M. Armstrong